Exhibit 10.44

AMENDMENT NO. 3 TO

PAY-FOR-CALL DISTRIBUTION AGREEMENT

This Amendment No. 3 (“Amendment”), dated as of December 15, 2016 (the “Amendment 3 Effective Date”), is being entered into by and between Marchex Sales LLC, a Delaware limited liability company and successor in interest to Marchex Sales, Inc., which is a wholly-owned subsidiary of Marchex, Inc. (“Marchex”), and YellowPages.com LLC, a Delaware limited liability company formerly doing business as AT&T Interactive or ATTi (“YP”), to amend the Pay-For-Call Distribution Agreement entered between YP and Marchex effective as of January 1, 2011, as amended by Amendment 1 effective December 31, 2012 and Amendment 2 effective June 25, 2015 (together, the “Agreement”). YP and Marchex may hereinafter be referred to individually as “Party” and collectively as “Parties.” Capitalized terms used herein but not defined shall have the respective meanings ascribed to them in the Agreement.

WHEREAS, Marchex provides certain pay-for-call advertising services to YP pursuant to the terms of the Agreement; and

WHEREAS, the Parties desire to extend the term and amend certain provisions of the Agreement;

NOW, THEREFORE, in consideration of the mutual acknowledgements and agreements hereinafter contained, including to be legally bound, the Parties agree as follows:

1.

Term - Section 7.1.  In accordance with the language in Section 7.1 of the Agreement, the Parties hereby agree to renew the Agreement through and including December 31, 2018.  Thus, unless otherwise terminated in accordance with the terms of the Agreement, the Agreement shall continue in full force and effect through and including December 31, 2018.

2.	Termination - Section 7.4. Section 7.4 is hereby deleted in its entirety and replaced as follows:

“7.4.  No Termination for Convenience.  Neither Party shall have the right to terminate this Agreement for convenience and such Agreement shall continue in effect through December 31, 2018, unless terminated earlier for cause or bankruptcy pursuant to the express terms of Sections 7.2 or 7.3.”

3.

Deletion of *** for MCM Network Integration.  Section 2.13 (Network Integration and ***) and Schedule A to the Agreement are hereby deleted in their entirety.  In addition, as the language refers to now-deleted Subsection 2.13(b), the last sentence of Subsection 4.1(b), in the definition of “Total Media Spend”, is hereby deleted.  For avoidance of doubt, the remainder of Section 4.1(b) shall continue in effect through the remainder of the Term.

4.	Rebate Credit – new Subsection 4.1(c). A new Subsection 4.1(c) is hereby inserted into the Agreement following Subsection 4.1(b), as follows:

“(c) Rebate Credit.  Beginning January 1, 2017 and continuing throughout the remainder of the Term of this Agreement, *** a credit to YP once per calendar quarter (“Rebate Credit”), based on the *** level of spend ***

5.	Other Terms of Agreement Unchanged. Except as set forth herein, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect.
6.	Authority. Each person signing this Amendment hereby represents and warrants that he or she has full authority to execute this Amendment for the Party on whose behalf he or she is signing.

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7.	Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. A signature received electronically via facsimile or email shall be as legally binding for all purposes as an original signature.

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 3 to Pay for Call Distribution Agreement effective as of the Amendment Effective Date.

YELLOWPAGES.COM LLCMARCHEX SALES LLC

BY: /s/ Mark W. SmithBY: /s/ Brendhan Hight

Name: Mark W. SmithName: Brendhan Hight

Title: Chief Executive Financial OfficerTitle: Director

Date: 12/17/2016Date: 12/13/2016

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.